EXHIBIT 2.1



                            STOCK PURCHASE AGREEMENT



                                  By and Among

                                   NELX, INC.
                                  (the "Buyer")

                                       and

                       THE CELINA MUTUAL INSURANCE COMPANY
                                 (the "Seller")






                            Dated as of July 31, 2005



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                            STOCK PURCHASE AGREEMENT


         THIS STOCK PURCHASE AGREEMENT (the "Agreement"), dated as of the 31st day of July, 2005, is entered into by and between NELX, INC., a corporation organized and existing under the laws of the State of Kansas ("Buyer"), and THE CELINA MUTUAL INSURANCE COMPANY, a corporation organized and existing under the laws of the State of Ohio ("Seller").

         WHEREAS, Seller owns all of the issued and outstanding stock of WEST VIRGINIA FIRE AND CASUALTY COMPANY, a West Virginia Corporation (the "Company");

         WHEREAS, Seller deems the sale of 100% of the issued and outstanding stock of the Company to Buyer in accordance with the applicable laws of the State of West Virginia (the "Transaction"), to be desirable and in the best interests of the Company and it as shareholder of the Company; and

         WHEREAS, Buyer deems its acquisition of 100% of the issued and outstanding stock of the Company from Seller in accordance with the applicable laws of the State of West Virginia in the Transaction, to be desirable and in its best interests.

         NOW THEREFORE, in consideration of the foregoing premises and the mutual covenants and agreements contained herein, the parties hereto agree as follows:

1. DEFINITIONS

         "Affiliate" means any individual, partnership, corporation, limited liability company, trust or other entity or association which, directly or indirectly, through one or more intermediaries, controls is controlled by, or is under common control with a party.

         "Agreement" means this Stock Purchase Agreement.

         "Audited Financial Statements" means the audited financial statements of the Celina Insurance Group companies (which includes the Company) as of December 31, 2004, 2003 and 2002, including the balance sheet and the related statements of operations and policyholders' surplus, and cash flows for the years then ended, with the accompanying report thereon from Ernst & Young LLP.

         "Claim" means any demand, assessment, judgment, action or proceeding, judicial or administrative (including arbitration and other alternative dispute resolution mechanisms), made or instituted by any third party against a party hereto.

         "Closing" shall have the meaning set forth in Section 2.2 below.

         "Closing  Assets"  means  the  Licenses,   the  Portfolio  Investments,
Statutory Deposits, if any, and the Corporate Records.

         "Closing Date" shall have the meaning set forth in Section 2.2 below.

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         "Code" means the Internal Revenue Code of 1986, as amended.

         "Company Shares" means all of the shares of capital stock of the Company that are issued and outstanding immediately prior to the Closing.

         "Confidential  Information" shall have the meaning set forth in Section
10.2 below.

         "Corporate Records" means the corporate records of the Company, including, without limitation, articles of incorporation, by-laws, corporate seal, stock book and stock transfer ledger, minutes of meetings of the shareholders and directors and other records of corporate actions, books of account, ledgers, copies of Returns, all filings, correspondence and communications with insurance regulatory authorities, business records and documents reflecting the qualifications, assets, liabilities, commitments, obligations, rights and entitlements of the Company of whatever nature, but specifically excluding all such records relating to Insurance Policies or necessary to Seller's preparation of Taxes relating to the Company's business prior to Closing.

         "Employee Benefit Plan" means any benefit plan or arrangement of the Company for its employees, including but not limited to employee pension benefit plans, as defined in Section 3(2) of ERISA, Multiemployer Plans, if any, as defined in Section 3(37) of ERISA, employee welfare benefit plans, as defined in
Section 3(1) of ERISA, deferred compensation plans, stock option plans, bonus plans, stock purchase plans, hospitalization, disability and other insurance plans, severance or termination pay plans and policies, whether or not described in Section 3(3) of ERISA, in which employees of the Company, their spouses or dependents participate.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

         "Exclusivity Agreement" means that certain agreement dated May 28, 2004, between the parties hereto, as subsequently amended, providing Buyer with the exclusive right for the period of time provided therein to negotiate with Seller for the purchase of the stock of the Company from Seller consistent with the terms thereof.

         "Fair Market Value" shall mean, as at any applicable time, the values for Portfolio Investments as prescribed by the Securities Valuation Office of the National Association of Insurance Commissioners.

         "Financial Statements" means, collectively, the Audited Financial Statements and the Unaudited Financial Statements.

         "GAAP" means those generally accepted accounting principles set forth in Statements of the Financial Accounting Standards Board and in Opinions of the Accounting Principles Board of the American Institute of Certified Public Accountants or which have other substantial authorities support in the United States of America and are applicable in the circumstances, as applied on a consistent basis, as distinct from accounting practices prescribed or permitted by the Insurance Departments of Ohio and West Virginia. The term "consistent basis" shall, however, mean (here and in the definition of Statutory Accounting) not only that the accounting principles observed in the current period are comparable in all material respects to those applied in the preceding period,

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but that, in the case of financial statements furnished to Buyer, the methods of calculation, aggregation and presentation of the balance sheet, statements of income and retained earnings and statements of cash flows shall be substantially the same.

         "Insurance Policies" means all fire, theft, casualty, general liability, reinsurance, stop-loss, professional liability, business interruption, product liability, automobile and other insurance policies issued by the Company prior to Closing.

         "Licenses" means the Company's licenses or certificates of authority to transact insurance in the States of Indiana, Ohio and West Virginia.

         "Losses" means any loss, liability, deficiency, damage, expense or cost (including reasonable attorneys' fees) incurred by a party.

         "Portfolio Investments" means the portfolio of government securities owned by the Company and, if government securities are not alone sufficient, corporate equity securities that will be included in the Closing Assets, with such securities having a Fair Market Value of no less than $2,750,000 nor more than $2,850,000 (in each case less the amount of any Statutory Deposits) at Closing and the unrealized appreciation in which is fairly representative of the unrealized appreciation in the readily marketable securities held by the Company as of the date of this Agreement.

         "Purchase Price" means One Hundred Fifty Thousand Dollars ($150,000), plus, the Fair Market Value of the Portfolio Investments at the close of business on the day immediately preceding the Closing Date, plus any Statutory Deposits, minus, $40,000, being the sum of the payments made under the Exclusivity Agreement, and minus any payments made under Section 7.6 which are to be credited toward the Purchase Price.

         "Returns" means any returns, reports or statements (including any information returns) required to be filed for purposes of a particular Tax.

         "Statutory Accounting" means the accounting practices prescribed or permitted by the Insurance Departments of Ohio and West Virginia, which are distinct from GAAP and provide the basis for the Financial Statements, as applied on a consistent basis.

         "Statutory Deposits" means any financial deposits required to be maintained by the Company by the Commissioners or Departments of Insurance (or other governmental or regulatory authority), as a condition of the Company's conduct of business in the States of West Virginia, Ohio and Indiana.

         "Tax" or "Taxes" means all federal, state, county or local net or gross income, gross receipts, net proceeds, sales, use, ad valorem, value added, franchise, bank shares, withholding, payroll, employment, excise, property, deed, stamp, alternative or add-on minimum, environmental or other taxes, assessments, duties, fees, levies or other governmental charges of any nature whatsoever, together with any interest, penalties, additions to tax or additional amounts with respect thereto.

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         "Transaction"  shall have the meaning set forth in the premises to this
Agreement.

         "Unaudited Financial Statements" means the unaudited interim financial statements of the Celina Insurance Group companies (including the Company) for the monthly periods since the date of the most recent Audited Financial Statements.

2. THE TRANSACTION

         2.1 Sale and Purchase of the Company's Capital Stock. At the Closing, Seller shall sell to Buyer, and Buyer shall purchase from Seller, the Company Shares; and, in consideration for Seller's sale of the Company Shares, Buyer shall pay to Seller, in cash by wire transfer pursuant to Seller's instructions, an amount equal to the Purchase Price, all on the terms and conditions set forth herein.

         2.2 The Closing. Subject to the terms and conditions of this Agreement, the closing of the Transaction contemplated by this Agreement (the "Closing") shall take place, at the offices of Spilman, Thomas & Battle, PLLC, 300 Kanawha Boulevard, East, Charleston, West Virginia, or at such other location as the parties may agree, on the seventh business day following satisfaction or waiver of the conditions set forth in Articles 6 and 7 of this Agreement (the "Closing Date"). At the Closing, Seller and Buyer shall make the deliveries to one another set forth in Article 8.

         2.3 Purchase Price. At least five business days prior to the Closing Date, Seller shall provide Buyer with a tentative statement of the Purchase Price and the elements thereof, and shall deliver to Buyer a schedule of the Portfolio Investments to be included in the Closing Assets, together with a statement of the Fair Market Value thereof as of the close of business on the immediately preceding business day. It is intended that the parties will discuss the particular securities of the Company that will be included in the Portfolio Investments, but Buyer acknowledges that the final selection of such securities shall be made by Seller in a manner consistent with the definition of Portfolio Investments included in this Agreement.

3. REPRESENTATIONS AND WARRANTIES OF SELLER. Seller represents and warrants to Buyer that:

         3.1 ORGANIZATION, QUALIFICATION AND CORPORATE POWER. The Company is duly incorporated, validly existing and in good standing under the laws of the State of West Virginia and is duly licensed or qualified to transact business as a foreign corporation and is in good standing in Ohio and Indiana. The Company has all the requisite corporate power and authority to own and hold its properties and to carry on its business as now being conducted. The copies of the Company's current Articles of Incorporation and Bylaws that have been furnished to Buyer reflect all amendments made thereto and are correct and complete as of the Closing Date.

         3.2 AUTHORIZED CAPITAL. The authorized capital stock of the Company consists of One Thousand (1,000) shares of common stock, par value of $1,000 per share, of which, as of the date hereof, One Thousand (1,000) shares are issued and outstanding, all of which are owned by Seller. There are no stock appreciation rights, subscriptions, warrants, options, preemptive rights, convertible securities, offers, commitments or other rights (contingent or

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otherwise) to purchase or otherwise  acquire  equity  securities of the Company.
All of the shares of the Company's common stock have been duly authorized and are validly issued, fully paid and non-assessable. The Company has no other equity securities or securities containing any equity features authorized, issued or outstanding. No shares of the common stock of the Company are in escrow or held as security for any obligation of the Company or any beneficial owner thereof. None of the securities of the Company are subject to any voting trust or any other agreement pertaining to the voting of such securities.

         3.3 VALIDITY. Seller has the full legal power and authority to execute and deliver this Agreement and all other agreements and documents necessary to consummate the Transaction. All corporate action of Seller necessary to authorize such execution and delivery and the performance thereof has been duly taken. This Agreement has been duly executed and delivered by Seller and, when duly executed and delivered by Buyer, will constitute the legal, valid and binding obligation of Seller, enforceable in accordance with its terms, subject as to enforcement of remedies to the discretion of courts in awarding equitable relief and to applicable bankruptcy, reorganization, insolvency, moratorium and similar laws affecting the rights of creditors generally. Any other agreement contemplated to be entered into by the Company and Seller in connection with this Transaction prior to Closing, when duly executed and delivered by the Company and/or Seller and the other parties thereto, will constitute the legal, valid and binding obligation of the Company and Seller, respectively, enforceable in accordance with its respective terms (subject as to enforcement of remedies to the discretion of courts in awarding equitable relief and to applicable bankruptcy, reorganization, insolvency, moratorium and similar laws affecting the rights of creditors generally).

         3.4 NO BREACH. None of the execution and delivery of this Agreement and related agreements contemplated herein, compliance with their respective terms, or performance of any obligation hereunder or thereunder will result in the breach or violation of the Articles of Incorporation or Bylaws of the Company or Seller, or any provision of law or any provision of any agreement, indenture, mortgage, lease or other obligation or instrument, or any judgment, or any order or decree of any court or other agency of government, to or by which the Company, Seller or any of its respective properties or assets are bound, or conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any such indenture, agreement or other instrument, or result in the creation or imposition of any lien, charge, restriction, claim or encumbrance of any nature whatsoever upon any of the properties or assets of the Company or result in a violation by the Company or Seller of any federal, state or local laws or regulations, except in any of the foregoing instances for minor breaches, violations, conflicts, defaults or liens, none of which will have a material adverse effect, singly or in the aggregate, on the Company.

         3.5 ASSETS AND LIABILITIES AT CLOSING. On the Closing Date, the Company's assets shall consist exclusively of the Closing Assets and the Company shall have no liabilities, absolute or contingent (including claims incurred but not reported), no obligations and no contractual commitments of any nature except for continuing reporting obligations to the West Virginia Insurance Commissioner and any liabilities, obligations or commitments caused by the acts or omissions of Buyer. The Closing Assets shall be free and clear of all claims, assessments, security interests, liens, restrictions and encumbrances, except

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for minor or  correctable  defects of title,  none of which will have a material adverse effect, singly or in the aggregate, on the Company.

         3.6 COMPLIANCE WITH LAW.

                  3.6.1 Except for matters disclosed in Schedule 3.6.2, the Company has the lawful authority and all state, federal, special or local governmental authorizations, licenses or permits (including, but not limited to the Licenses) required to conduct its businesses, and such businesses presently are being conducted in compliance with all applicable laws, ordinances, rules and regulations of all governmental authorities related to its businesses, except for minor or correctable failings, none of which will have a material adverse effect, singly or in the aggregate, on the Company. Except for matters disclosed in Schedule 3.6.2, there are no pending or, to the best knowledge of Seller (after making due inquiry of Company management), threatened actions, notices or proceedings by any state, federal, special or local government or any subdivision thereof or any public or private group which would have the effect of changing the operation of such businesses. Schedule 3.6 contains a list and brief description of the Licenses and all other material licenses, permits, franchises, certificates, authorizations, approvals, accreditations, consents and rights, including those granted or derived from governmental sources, issued or granted to the Company. Except for matters disclosed in Schedule 3.6.2, neither the Company's operations, nor any of the assets owned, leased, occupied or used by the Company in the operation of its businesses, violates or fails to comply in any material respect with applicable federal, state or local laws, regulations or ordinances. Except for matters disclosed in Schedule 3.6.2, the Company's activities (as currently conducted), the conduct of its businesses, the use of its properties and assets and all premises occupied by it, are in compliance in all material respects with all requirements of all governmental bodies or agencies having jurisdiction over it. Seller has delivered to Buyer true and correct copies of the Licenses and all other such material licenses, permits, certificates and authorizations. Except for matters disclosed in
Schedule 3.6.2, there is no act or omission on the part of the Company or Seller that would subject the Company to any fine or suspension, which fine or suspension would have a material adverse effect, singly or in the aggregate, on the Company. Except for matters disclosed in Schedule 3.6.2, neither Seller nor the Company have received any notice not heretofore complied with, from any federal, state or other governmental authority or agency having jurisdiction over their properties or activities, or any insurance or inspection body, that the Company's operations or any of its properties, facilities, equipment or business procedures (whether leased or owned) or practices fail to materially comply with any applicable law, ordinance or regulation or requirement of any public authority or body.

                  3.6.2 Schedule 3.6.2 attached hereto contains a complete list of all violations, consent orders and regulatory enforcement actions entered or issued by any Commissioner or Department of Insurance with respect to the Company since January 1, 1999 or that are still in effect.

         3.7 GOVERNMENTAL AUTHORITIES; CONSENTS. Except as set forth on Schedule
3.7 attached hereto and for the consents of the Insurance Commissioners of West Virginia, Ohio and Indiana, to the best of Seller's knowledge, neither the Company, Seller, nor any of their Affiliates is required to obtain any approval, consent, qualification, order or authorization, or to submit any notice, report

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or other filing with any governmental authority in connection with the execution or delivery by Seller of this Agreement or the consummation of the Transaction contemplated by this Agreement.

         3.8 TAXES. The Company has timely filed all Returns required to be filed by it, and such Returns, when filed, were (and continue to be) true, correct and complete in all material respects. All Taxes due by reason of the operations of the Company have been paid, including, without limitation, all Taxes which the Company is obligated to pay pursuant to any Tax sharing agreement with members of a group filing a consolidated or combined Return or to withhold from amounts owing to employees, creditors and third parties. Any Tax liability of the Company resulting from the operations of the Company, including the Transaction contemplated hereby, prior to Closing shall be paid or provided for by Seller. The federal income tax returns of the Company have never been audited by the Internal Revenue Service. No deficiency assessment with respect to any proposed adjustment of the Company's federal, state, county or local taxes is pending or, to the best of Seller's knowledge, threatened. There is no tax lien, whether imposed by any federal, state, county or local taxing authority outstanding against the assets, properties or businesses of the Company, except for liens arising by operation of law for accrued taxes not yet due. There is no pending examination or proceeding by any authority or agency relating to the assessment or collection of any such Taxes, interest or penalties thereon, nor to the best of Seller's knowledge do there exist any facts that would provide a basis for any such assessment. The Company has not executed or filed any consent or agreement to extend the period for assessment or collection of any such Taxes. As of the Closing Date, the Company will not be a party to any tax sharing agreement and will have no liability with respect to any such agreement to which it was previously a party. All federal, state, local and foreign Tax Returns filed by the Company with respect to periods commencing after December 31, 2001, are listed on Schedule 3.8. Copies of all such Returns have been delivered to Buyer.

         3.9 FINANCIAL STATEMENTS. The Company has furnished to Buyer (i) the Audited Financial Statements, including any management letters regarding the internal operations of the Company with respect to such fiscal year that have been delivered to the Company's Board of Directors, and (ii) the Unaudited Financial Statements. The Financial Statements have not been prepared in accordance with GAAP, but instead in conformity with Statutory Accounting, consistently applied (except, in the case of the Unaudited Financial Statements, for the absence of footnotes and year end adjustments which will not be material, individually or in the aggregate) and fairly present in all material respects the financial position of the Company and the results of operations and changes in financial position as of the dates and for the periods specified. Since December 31, 2004, except as specifically contemplated by this Agreement,
(a) there has been no material change in the assets, liabilities or financial condition of the Company from that reflected in the most recent Audited Financial Statement, except for changes in the ordinary course of business and consistent with past practice which, in the aggregate, have not been materially adverse to the business, prospects, financial condition, operations, property or affairs of the Company, and (b) none of the business, prospects, financial condition, operations, property or affairs of the Company has been materially adversely affected by any occurrence or development, individually or in the aggregate, whether or not insured against, except respecting all of the foregoing for notifications to the West Virginia Department of Insurance relating to the Transaction.

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         3.10  SUBSIDIARIES.  As  of  the  Closing,  except  for  the  Portfolio
Investments, the Company will not (i) own of record or beneficially, directly or indirectly, any shares of capital stock or securities convertible into capital stock of any other corporation or have any participating interest in any
partnership,   limited  liability  company,  joint  venture  or  other  business enterprise; or (ii) control, directly or indirectly, any other entity.

         3.11 LITIGATION AND INVESTIGATIONS. Except as listed on Schedule 3.11, there is no: (i) action, suit, claim, proceeding or investigation pending or, to the best of Seller's knowledge (after due inquiry of Company management), threatened against or affecting the Company, by any private party or any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign; (ii) arbitration proceeding relating to the Company pending under collective bargaining agreements or otherwise; or (iii) governmental or professional inquiry pending or, to the best of Seller's knowledge (after due inquiry of Company management), threatened against or directly or indirectly affecting the Company (including without limitation any inquiry as to the qualification of the Company to hold or receive the Licenses or any other material license or permit), and to the best of Seller's knowledge there is no basis for any of the foregoing as to the Company. The Company has not received any opinion, memorandum or legal advice from legal counsel to the effect that the Company is exposed, from a legal standpoint, to any liability which may be material to the business of the Company as now conducted. There is no action or suit by the Company pending or threatened against others. Except as listed on Schedule 3.11, the Company is not subject to any order, writ, injunction or decree known to (or served upon) it by any court, or any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality.

         3.12 EMPLOYEES AND BENEFIT PLANS. Effective as of the Closing, the Company shall have (i) no employees, (ii) no Employee Benefit Plans, (iii) no liability or responsibility with respect to any person who was previously an employee of the Company or with respect to any Employee Benefit Plan previously maintained by the Company, and (iv) no liability or responsibility with respect to any employee or any Employee Benefit Plan sponsored or maintained by Seller or any other Affiliate of the Company. The Company shall have complied in all material respects with all applicable laws, rules, regulations and agreements with respect to its termination of employees and Employee Benefit Plans.

         3.13 AGENTS. Effective as of the Closing, the Company will have terminated all agency relationships and will have no liability or responsibility with respect to any person or entity with whom it has had an agency relationship (including licensed insurance agents and brokers); provided, however, that such representation is conditioned upon the understanding that Seller will cause the Company to transfer all current insurance lines and business prior to the Closing, and that after the Closing Buyer shall cause the Company to engage only in unrelated insurance lines for a period of not less than two (2) years. The Company shall have complied in all material respects with the terms of all applicable laws, rules, regulations and agreements with respect to its termination of its agency relationships, including providing its agents with not less than 90 days' notice of termination.

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         3.14 INSURANCE.

                  3.14.1 Seller has caused the Company to provide Buyer with access to all Insurance Policies issued by the Company, for which records are reasonably available. No Insurance Policies still in force have been issued in Ohio or Indiana.

                  3.14.2 Prior to or effective at Closing, all Insurance Policies shall have been satisfied, eliminated, transferred, assigned, conveyed or otherwise divested from the Company.

                  3.14.3 Seller shall have obtained all necessary or desirable governmental and regulatory approvals necessary to effect the satisfaction, elimination, transfer, assignment, conveyance or divestiture of the Insurance Policies.

                  3.14.4 Except for continuing reporting responsibilities to the West Virginia Insurance Commissioner with respect to Insurance Policies, the Company shall have no liability or responsibility with respect to any Insurance Policies.

                  3.14.5 Prior to or effective at Closing, all contracts with or appointments of agencies, agents, brokerages, brokers and the like shall have been terminated by the Company.

         3.15 BOOKS AND RECORDS. The books of account, ledgers, and other Corporate Records of the Company accurately and completely reflect in all material respects all information relating to the business of the Company, the nature and location and the collection of its assets, and the nature of all liabilities, commitments and obligations of the Company, subject to those items excluded from the definition of Corporate Records in this Agreement.

         3.16 INSURANCE AGREEMENTS. Prior to the Closing, the following agreements shall have been executed: (a) an agreement eliminating the Company from the Celina Group Reinsurance Pooling Agreement for shared losses; and (b) an agreement that assigns all Insurance Policies issued by the Company to Celina or an Affiliate of Celina and by which liability with respect to such policies is assumed by the assignee.

         3.17 FEES AND COMMISSIONS. The Company has not agreed to pay or become liable to pay any broker's, finder's or originator's fees or commissions by reason of services alleged to have been rendered for, or at the instance of, the Company in connection with this Agreement and the transactions contemplated hereby.

4. REPRESENTATIONS AND WARRANTIES OF BUYER

         Buyer represents and warrants to Seller that:

         4.1 ORGANIZATION, QUALIFICATION AND CORPORATE POWER. Buyer is validly existing and in good standing under the laws of the State of Kansas and is duly licensed or qualified to transact business as a foreign corporation and is in good standing in the State of West Virginia and in each jurisdiction in which the nature of the business to be transacted by it, or the character of the properties owned by it or leased by it, requires such licensing or qualification. Buyer has all the requisite corporate power and authority to own and hold its properties and to carry on its business as now being conducted.

         4.2 VALIDITY. Buyer has the full legal power and authority to execute and deliver this Agreement and all other agreements and documents necessary to consummate the contemplated Transaction, and all corporate action of Buyer necessary for such execution and delivery and the performance thereof has been duly taken. This Agreement and all agreements related to the Transaction to which Buyer is a party have been duly executed and delivered by Buyer and, when duly executed by the other parties thereto, constitute the legal, valid and binding obligation of Buyer, enforceable in accordance with their terms, subject as to enforcement of remedies to the discretion of courts in awarding equitable relief and to applicable bankruptcy, reorganization, insolvency, moratorium and similar laws affecting the rights of creditors generally. Any other agreement contemplated to be entered into by Buyer in connection with this Agreement or the Transaction, when duly executed and delivered by Buyer and the other parties thereto, will constitute the legal, valid and binding obligation of Buyer, enforceable in accordance with its respective terms (subject as to enforcement of remedies to the discretion of courts in awarding equitable relief and to applicable bankruptcy, reorganization, insolvency, moratorium and similar laws affecting the rights of creditors generally).

         4.3 NO BREACH. None of the execution and delivery of this Agreement and related agreements contemplated herein, compliance with their respective terms, or performance of any obligation hereunder or thereunder will result in the breach or violation of the Articles of Incorporation or Bylaws of Buyer, of any provision of law, or of any provision of any agreement, indenture, mortgage, lease or other obligation or instrument, any judgment, or any order or decree of any court or other agency of government, or cause any acceleration thereof, to which Buyer or any of its properties or assets are bound, or conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any such indenture, agreement or other instrument, or result in the creation or imposition of any lien, charge, restriction, claim or encumbrance of any nature whatsoever upon any of the properties or assets of Buyer. The execution of this Agreement and any other agreements contemplated hereby and, upon receipt of required state, local and/or federal governmental approvals, the consummation of the Transaction provided herein will not result in a violation by Buyer of any federal, state or local laws or regulations.

         4.4  GOVERNMENTAL  AUTHORITIES;   CONSENTS.  To  the  best  of  Buyer's
knowledge, except for the consents of the Insurance Commissioners of West Virginia, Ohio and Indiana, Buyer is not required to obtain any approval, consent, qualification, order or authorization, or to submit any notice, report or other filing with any governmental authority in connection with the execution or delivery by Buyer of this Agreement or the consummation of the Transaction.

         4.5 FEES AND COMMISSIONS. Except for a finder's fee of $7500 payable to Bell Consulting, which shall be Buyer's sole responsibility, Buyer has not agreed to pay or become liable to pay any broker's, finder's or originator's fees or commissions by reason of service alleged to have been rendered for, or at the instance of, Buyer in connection with this Agreement and the Transaction.

         4.6 INVESTMENT REPRESENTATION. Buyer is purchasing the Company Shares for its own account for the purpose of investment and has no present intention of selling, transferring or otherwise distributing or disposing of any of such shares.

5. OBLIGATIONS OF THE PARTIES BETWEEN THE DATE OF THIS AGREEMENT AND THE CLOSING DATE

         Between the date of this Agreement and the Closing Date:

         5.1 Assets and Liabilities of Company.

                  5.1.1 Seller shall cause all assets of the Company, of whatever nature, excepting only the Closing Assets, to be transferred from the Company so that effective at Closing the only assets owned by the Company shall be the Closing Assets.

                  5.1.2 Seller shall cause all liabilities of the Company to be paid or satisfied and shall cause the Company to satisfy or to be released from all commitments and obligations, to the extent necessary so that effective at Closing the representation and warranties of Seller respecting such matters are true and correct.

                  5.1.3 Seller shall cause the Company to conduct its activities so as to maintain compliance with any statutory requirements and rating requirements imposed upon the Company by West Virginia, Ohio or Indiana laws, rules or regulations and to maintain the validity and value of the Licenses.

         5.2 MAINTENANCE OF STATUS QUO.

         Seller shall not cause or allow the Articles of Incorporation or Bylaws of the Company to be amended, and shall not transfer or sell, or cause or allow the Company to issue or sell, any shares of, or grant any options, warrants, conversion privileges or rights of any kind to acquire any share of, any of the capital stock of the Company, except with the prior written consent of Buyer.

         5.3 ACCESS TO BOOKS AND RECORDS. Seller shall permit, and cause the Company to permit, Buyer and its counsel, accountants and other representatives reasonable access during normal business hours to all of the properties, books, contracts, commitments and records of the Company, and Seller shall cause Company to furnish such statements (financial and otherwise), records, reports, documents and other information concerning its operations as Buyer and its counsel reasonably request from time to time. To the extent reasonably requested by Buyer, Seller shall request the Company's accountants, attorneys and other representatives to cooperate with the representatives of Buyer in connection with the right of access granted herein.

         5.4 REGULATORY FILINGS; CONSENTS. As promptly as practicable after the execution of this Agreement, Buyer and Seller shall make or cause to be made all filings and submissions required under the laws of the States of West Virginia, Ohio and Indiana, and any other filings or submissions required by the laws, rules or regulations applicable to Buyer, Seller and the Company with respect to the consummation of the Transaction contemplated by this Agreement, including the filing of a withdrawal plan in West Virginia for the Company's private passenger automobile Insurance Policies. The parties shall coordinate and cooperate with each other in exchanging such information, and will provide such reasonable assistance to each other, as the parties may request in connection with the any of the foregoing. Buyer and Seller will each use their best efforts to obtain all licenses, consents or other approvals required to be obtained by the Buyer or Seller from any appropriate governmental or regulatory agency or authority or other person in connection with the consummation of the Transaction contemplated by this Agreement. The parties to this Agreement will promptly advise each other of all communications they receive from governmental agencies or authorities pertaining to the Transaction.

         5.5 EXCLUSIVITY IN FAVOR OF BUYER. Neither the Company, Seller, nor any of their Affiliates will, directly or indirectly, through any officer, director, agent or otherwise, take any action to solicit, initiate, seek, entertain, encourage, support or respond to any inquiry, proposal or offer from, furnish any information to, or participate in any negotiations with, any third party regarding any acquisition of the Company, any merger or consolidation with or involving the Company, or any acquisition of any material portion of the capital stock of the Company, including the sale or transfer of the Licenses. The Company and Seller acknowledge that no such negotiations (other than negotiations with Buyer) are in progress as of the date hereof and that the
Company will not accept or enter into any agreement, arrangement or understanding regarding any such third party acquisition transaction prior to the termination hereof.

         5.6 EXCLUSIVITY IN FAVOR OF SELLER. Neither Buyer nor any of its Affiliates will, directly or indirectly, through any officer, director, agent or otherwise, take any action to solicit, initiate, seek, entertain, encourage, support or respond to any inquiry, proposal or offer from, furnish any information to, or participate in any negotiations with, any third party regarding any acquisition of a property and casualty insurance company, any merger or consolidation with or involving any property and casualty insurance company, or any acquisition of any material portion of the capital stock of any property and casualty insurance company, until the Transaction has proceeded to Closing or the Transaction has been abandoned in accordance with the provisions of Article XI of this Agreement.

         5.7 COOPERATION. Each of the parties to this Agreement agrees to cooperate with each other party and to use its best efforts to consummate the Transaction in accordance herewith.

         5.8 NOTICE OF DEVELOPMENTS. Seller and Buyer shall each keep the others advised of developments with respect to (i) Seller's and the Company's actions to remove assets, other than the Closing Assets, and liabilities from the Company, (ii) regulatory submissions and responses with respect to the Transaction, and (iii) Buyer's efforts with respect to obtaining financing for the Transaction.

         5.9 SCHEDULE UPDATES. Prior to the Closing, as and when matters come to its attention, Seller shall supplement its various schedules delivered with this Agreement, including any additional or different disclosures necessitated by intervening events or any due diligence review by Seller or Buyer.

6.       CONDITIONS TO THE OBLIGATION OF BUYER

         The obligations of Buyer to consummate this Agreement and any other transaction contemplated by this Agreement are, at its option, subject to the satisfaction, on or before the Closing Date, of the following conditions:

         6.1 REPRESENTATIONS AND WARRANTIES TO BE TRUE AND CORRECT. The representations and warranties of Seller contained in Article 3, as supplemented, shall be true, complete and correct in all material respects on and as of the Closing Date with the same effect as though such representations and warranties had been made by Seller on and as of such date, and Seller shall have certified to such effect to Buyer in writing.

         6.2 PERFORMANCE. Seller shall have performed and complied, and have caused the Company to perform and comply, in all material respects with all agreements contemplated herein that are required to be performed or complied with by them prior to or at the Closing Date. All corporate and other action and governmental filings necessary to effectuate the terms of this Agreement and the other agreements and instruments executed and delivered by the Company and Seller in connection herewith will have been made or taken.

         6.3 ALL PROCEEDINGS TO BE SATISFACTORY. All corporate and other proceedings to be taken by the Company and Seller in connection with the Transaction contemplated hereby and all documents incident thereto shall be reasonably satisfactory in form and substance to Buyer and its counsel, and Buyer and its counsel shall have received all such counterpart originals or certified or other copies of such documents as they reasonably may request.

         6.4 APPROVALS. All necessary corporate, governmental, regulatory and third party consents and approvals for the Transaction contemplated by this Agreement shall have been obtained, including, but not limited to: (i) the approval of the Board of Directors of Seller; and (ii) approvals (if and then only to the extent required) of the Commissioners or Departments of Insurance of the States of West Virginia, Ohio and Indiana; and (iii) any other approval required by the laws, rules or regulations applicable to Buyer, Seller or the Company in connection with the consummation of the Transaction contemplated by this Agreement.

         6.5 ABSENCE OF REGULATORY PROCEEDINGS. No materially adverse proceeding, action or litigation shall have been instituted, threatened or proposed, and no order shall have been issued by any governmental, regulatory or judicial body, agency or authority to enjoin, restrain or prohibit the Transaction contemplated herein.

         6.6 DUE DILIGENCE. Buyer shall have completed all of its due diligence to its reasonable satisfaction. Buyer shall have received Seller's updated schedules and be reasonably satisfied therewith.

         6.7 FINANCING. Buyer shall have obtained financing for the Transaction on terms and conditions acceptable to Buyer in its sole discretion.

7. CONDITIONS TO THE OBLIGATIONS OF SELLER

         The obligations of the Seller to consummate this Agreement and any other transactions contemplated by this Agreement are, at their option, subject to the satisfaction, on or before the Closing Date, of the following conditions:

         7.1 REPRESENTATIONS AND WARRANTIES TO BE TRUE AND CORRECT. The representations and warranties of Buyer contained in Article 4 shall be true, complete and correct in all material respects on and as of the Closing Date with the same effect as though such representations and warranties had been made by Buyer on and as of such date, and Buyer shall have certified to such effect to Seller in writing.

         7.2 PERFORMANCE. Buyer shall have performed and complied in all material respects with all agreements contemplated herein that are required to be performed or complied with by it prior to or at the Closing Date. Buyer will have obtained any consents or waivers necessary to execute and deliver this Agreement and the other agreements and instruments executed and delivered by Buyer in connection herewith. All corporate and other action and governmental and regulatory filings necessary to effectuate the terms of this Agreement and the other agreements and instruments executed and delivered by Buyer in connection herewith will have been made or taken.

         7.3 ALL PROCEEDINGS TO BE SATISFACTORY. All corporate and other proceedings to be taken by Buyer in connection with the Transaction contemplated hereby and all documents incident thereto shall be reasonably satisfactory in form and substance to the Seller and its counsel, and the Seller and its counsel shall have received all such counterpart originals or certified or other copies of such documents as they reasonably may request.

         7.4 APPROVALS. All necessary corporate, governmental and regulatory approvals for the transactions contemplated by this Agreement shall have been obtained, including, but not limited to: (i) the approval of Buyer; and (ii) the approvals of the Commissioners or Departments of Insurance of the States of West Virginia, Ohio and Indiana; and (iii) any other approvals required by the laws, rules or regulations applicable to Buyer, Seller, or the Company in connection with the consummation of the Transaction contemplated by this Agreement.

         7.5 ABSENCE OF REGULATORY PROCEEDINGS. No materially adverse proceeding, action or litigation shall have been instituted, threatened or proposed, and no order shall have been issued by any governmental, regulatory or judicial body, agency or authority to enjoin, restrain or prohibit the Transaction contemplated herein or materially adversely affect Buyer's ability to perform its obligations under this Agreement prior to the Closing Date.

         7.6 REMOVAL OF FINANCING CONTINGENCY. Buyer shall have obtained its financing and removed the financing contingency, by written certification to Seller, on or before sixty (60) days after the date of this Agreement. Buyer may extend the period for removing such contingency for an additional thirty (30) days by paying Seller an extension fee of $10,000, which shall be applied against the Purchase Price in the same fashion as payments under the Exclusivity Agreement, and otherwise forfeited to Seller if there is no Closing.

8.       CLOSING DELIVERIES

         8.1 SELLER'S DELIVERIES.

         At Closing, Seller shall deliver to Buyer:

                  8.1.1 a certificate of Seller that the representations and warranties of Seller set forth in Article 3 of this Agreement are true, complete and correct in all material respects on and as of the Closing Date as though made by Seller on and as of such date;

                  8.1.2 a certificate signed by an executive officer of Seller attesting to the satisfaction in all material respects or waiver of the Seller's conditions of Closing;

                  8.1.3 a certificate of each of the Secretary of State of the States of West Virginia, Ohio and Indiana as to the good standing of the Company in West Virginia, Ohio and Indiana, respectively;

                  8.1.4 stock certificates representing the Company Shares, duly endorsed for transfer to the Buyer;

                  8.1.5 the Corporate Records;

                  8.1.6 a statement issued by the custodian reflecting the Portfolio Investments and a statement of their Fair Market Value as of the last market date immediately prior to the Closing Date; and

                  8.1.7 resignations of all officers and directors of the Company, effective as at Closing.

         8.2 BUYER'S DELIVERIES.

         At Closing, Buyer shall deliver to Seller:

                  8.2.1 a certificate of Buyer that the representations and warranties of Buyer set forth in Article 4 of this Agreement are true, complete and correct in all material respects on and as of the Closing Date as though made by Buyer on and as of such date;

                  8.2.2 a certificate of an executive officer of Buyer attesting to the satisfaction in all material respects or waiver of the Buyer's conditions of Closing;

                  8.2.3 a certificate of the Secretary of State of Kansas as to the good standing of Buyer; and

                  8.2.4 the Purchase Price, by wire transfer to the account or accounts designated by Seller.

         8.3 FURTHER ASSURANCES. If at any time after the Closing, Buyer shall consider or be advised that any documents, assurances or acts are necessary, desirable or proper (i) to vest, perfect or confirm, of record or otherwise, in the Company, its right, title or interest in, to or under any of the Closing Assets, or (ii) otherwise to carry out the purposes of this Agreement, Seller and its proper officers and directors or their designees shall cooperate reasonably with the Buyer, at Buyer's sole expense, to execute and deliver, in the name and on behalf of either of the Company or Seller, all such documents and assurances and do, in the name and on behalf of the Company, all other acts and things necessary, desirable or proper to vest, perfect or confirm the Company's right, title or interest in, the Closing Assets or otherwise to carry out the purposes of this Agreement.

9. INDEMNIFICATION

         9.1 SELLER'S INDEMNIFICATION. Seller agrees to indemnify and hold Buyer and the Company harmless from and against any and all of the following:

                  9.1.1 Any and all Losses incurred by Buyer or the Company and their respective directors, officers, employees and agents, and each of their heirs, executors, successors and assigns, because of any inaccuracy in, or breach or violation of, the representations, warranties or covenants made by Seller in this Agreement, including, but not limited to any and all Losses arising from any misrepresentation in or omission from any certificate or other instrument furnished or to be furnished by Seller (or its officers) under this Agreement.

                  9.1.2 Any and all Losses, including, without limitation, any Losses arising in connection with a Claim brought against Buyer or the Company, incurred by Buyer or the Company, their respective directors, officers, employees and agents, and each of their heirs, executors, successors and assigns, arising out of the activities or omissions of the Company, or any of its officers, directors, employees, agents or representatives, prior to the Closing.

                  9.1.3 Any payments required to be made pursuant to any judgment, order, decree or determination of any court or other government agency, related to any arrangements or actions of the Company prior to Closing.

                  9.1.4 All Losses related to or resulting from any Claim incident to any of the foregoing.

         9.2 BUYER'S INDEMNIFICATION. Buyer agrees to indemnify and hold Seller harmless from and against any and all of the following:

                  9.2.1 Any and all Losses incurred by Seller or its directors, officers, employees and agents, and each of their heirs, executors, successors and assigns, because of any inaccuracy in, or breach or violation of, the representations, warranties and covenants made by Buyer in this Agreement, including, but not limited to, any misrepresentation in or omission from any certificate or other instrument furnished or to be furnished by Buyer (or its officers) under this Agreement.

                  9.2.2 Any and all Losses incurred by Seller or its respective directors, officers, employees and agents, and each of their heirs, executors, successors and assigns, arising out of the activities of the Company, or any of its officers, directors, employees, agents or representatives, after the Closing.

                  9.2.3 Any payments required to be made pursuant to any judgment, order, decree or determination of any court or other government agency, relating to any arrangements or actions of the Company after the Closing.

                  9.2.4 All Losses related to or resulting from any Claim incident to any of the foregoing.

         9.3 NOTICE OF CLAIM OR LOSS.

                  9.3.1 Whenever indemnification is sought under this Article 9 with respect to a Claim, the party seeking indemnification (the "Indemnified Party") shall notify in writing the party from whom indemnification is sought (the "Indemnifying Party") of all information concerning the underlying Claim within thirty (30) calendar days after the Indemnified Party receives notice of such Claim. The Indemnifying Party shall have the right and obligation to defend the Indemnified Party, including the right to retain counsel on behalf of the Indemnified Party, which counsel is reasonably acceptable to the Indemnified Party, and to enter into any settlement which includes the Indemnified Party, so long as such settlement is payable by the Indemnifying Party. Nothing contained herein shall be construed as prohibiting the Indemnified Party from retaining its own counsel at its sole expense.

                  9.3.2 In the event any Indemnified Party should incur a Loss that does not involve a Claim instituted by a third party, the Indemnified Party shall promptly deliver a written notice of such Loss to the Indemnifying Party.

         9.4 PAYMENT OF INDEMNIFICATION OBLIGATION.

                  9.4.1 The Indemnifying Party shall pay, as incurred, all expenses (other than for independent counsel) of the Indemnified Party arising out of a Claim or Loss for which indemnification is provided hereunder.

                  9.4.2 Upon a final determination of Losses, the amount of the Losses agreed to or awarded, as the case may be, shall be paid by the Indemnifying Party to the Indemnified Party within thirty (30) days of such final determination or upon such earlier date as payment may be required.

                  9.4.3 If an Indemnifying Party fails to advance amounts payable as expenses or Losses with respect to a Claim for which indemnification is provided hereunder, the Indemnified Party that is required to pay such amounts shall be entitled to full reimbursement from the Indemnifying Party, plus interest at the prime rate (as published in the Wall Street Journal) in effect on the date such amounts become due.

         9.5 LIMITATION OF INDEMNIFICATION OBLIGATIONS.

                  9.5.1 All representations, warranties, covenants, agreements and indemnities in this Agreement, or in any instrument or document furnished in connection with this Agreement or the Transaction contemplated hereby, shall survive the Closing but subject to the following limitations:

                  (a) In order to be valid, any claim for indemnification pursuant to this Article 9 must be timely made by the Indemnified Party in a writing delivered to the Indemnifying Party on or before the second anniversary of this Agreement; and

                  (b) In no event shall any Indemnifying Party's obligations of indemnification under this Article 9 exceed in the aggregate the amount of the Purchase Price.

         The foregoing limitations shall not apply to any indemnification obligations of Seller relating to any Claim or Loss arising out of a breach of the warranty in Section 3.8 respecting Taxes of the Company for periods prior to the Closing or a breach of the warranty in Section 3.14 respecting Insurance Policies.

                  9.5.2  Notwithstanding  the  foregoing,   no  party  shall  be
obligated to indemnify a party where the latter's act(s) or omission(s) (including without limitation an untimely notice of Claim) cause or materially prejudice the party's defenses to the Claim or Loss.

10. ADDITIONAL AGREEMENTS

         10.1 ANNOUNCEMENTS. Except as may be required by law and with prior notice to the other party, no party to this Agreement shall, without prior agreement of the other parties, make any announcement to the public concerning the transactions contemplated by this Agreement. The timing and content of any such announcement, press release or other public statement concerning the Transaction contemplated by this Agreement will occur upon, and be determined by, the mutual agreement and consent of the parties.

         10.2 CONFIDENTIALITY OF BUSINESS INFORMATION. The parties heretofore have received and hereafter may receive various financial and other information that is not otherwise available to the general public concerning their respective activities, businesses, business plans, assets, liabilities and properties ("Confidential Information"). The parties agree that:

                  10.2.1 all Confidential Information thus received by the parties shall not at any time, or in any way or manner, be utilized by the parties for their respective advantage or be disclosed by the parties to others for any purpose whatsoever;

                  10.2.2 the parties shall take all reasonable measures to assure that no employee or agent under their respective control shall at any time use or disclose any Confidential Information;

                  10.2.3 Confidential Information shall not include information that was known to the parties prior to its disclosure to the parties in relation to this Agreement and the transactions contemplated hereby or was, is or becomes generally available to the public other than by disclosure by the parties or any of their respective employees or agents in violation of this Section; and

                  10.2.4 If this Agreement is terminated under Article 11, each party shall deliver to the other party, or destroy, all tangible repositories of Confidential Information relating to the other party and, if Buyer, relating to the Company.

         10.3 CONFIDENTIALITY OF THIS AGREEMENT. The existence, terms and contents of this Agreement and its schedules and exhibits and the nature and status of the Transaction described herein and therein are confidential. Without the prior written consent of the other party, no party will disclose to any

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

person, other than to its respective directors, officers and key employees, prospective investors in Buyer, Affiliates and accounting, investment banking and legal advisers, any such confidential information unless, in the written opinion of counsel to the party seeking to make the disclosure, such a disclosure is required by law and then only following notice to the other party. The parties acknowledge that this Agreement will be included in filings with applicable regulatory authorities. Notwithstanding the foregoing, Seller shall be free to give the Company's agents statutory notice of termination.

         10.4 TAX MATTERS.

                  10.4.1 Seller shall, or shall cause the Company to, timely prepare and file with the relevant Tax authorities all Returns of the Company required to be filed on or prior to the Closing Date, and the Sellers shall (or shall cause the Company to) timely pay all Taxes shown as due on such Returns. All such Returns will be made and filed by the Company in a manner consistent with the prior practice of the Company (and shall be furnished to the Buyer for review and approval prior to the filing thereof). Buyer shall file, or cause to be filed, all Returns of the Company required to be filed after the Closing Date. In connection with a Return filed in respect of a taxable period (or portion thereof) that begins before, but ends after, the Closing Date (a "Straddle Period"), Seller and Buyer shall jointly cause such Returns to be prepared and filed, and shall agree on a fair and equitable allocation of the tax burdens and benefits between the Straddle Period ending on, and the Straddle Period beginning on, the Closing Date.

                  10.4.2 Seller, the Company, and Buyer shall reasonably cooperate, and shall cause their respective Affiliates, officers, employees, agents, auditors and representatives to reasonably cooperate, in preparing and filing all Returns, including maintaining and making available to each other all records necessary in connection with Taxes, and in resolving all disputes and audits with respect to all taxable periods relating to Taxes. Buyer shall cause the Company (i) to retain all books and records with respect to Tax matters pertinent to the Company relating to any taxable period beginning before the Closing Date until the expiration of the applicable statute of limitations, including any extensions thereof, (ii) to abide by all record retention agreements entered into with any Tax authority, (iii) to give Seller reasonable written notice prior to transferring, destroying or discarding any such books and records and (iv) if Seller so requests, to permit Seller to take possession of such books and records. Seller shall extend the same privileges and courtesies to Buyer respecting any Company records retained by Seller for Tax preparation purposes.

                  10.4.3 Any stock transfer, real property transfer, documentary, registration, value-added and other similar Taxes (including interest, penalties and additions thereto) incurred in connection with the Transaction contemplated by the Agreement shall be paid by Buyer or the Company when due, and the Buyer will, at its or the Company's expense, file all necessary Returns and other documentation with respect to all such Taxes, fees and charges.

         10.5 INSURANCE POLICIES: REPORTING INFORMATION.

         From and after the Closing, Seller shall provide Buyer and the Company with information relating to the Insurance Policies necessary for the Company to fulfill its continuing reporting obligations to the West Virginia Insurance Commissioner. Such information will be provided in such form and at such times as will allow the Company to fulfill its reporting obligations, and Seller and Buyer shall cooperate fully in said information exchange.

         10.6 INSURANCE POLICIES: CLAIMS INFORMATION.

         From and after the Closing, Buyer shall cause the Company to provide Seller timely notice of any and all policyholder claims, demands or requests for information in timely fashion, so as to enable Seller or its ceding entities to fulfill its or their contractual obligations under the Insurance Policies. Buyer and Seller shall cooperate fully in said information exchange.

         10.7 INSURANCE BUSINESS POST-CLOSING.

         After the Closing, Buyer shall cause the Company to engage in the insurance business so that, for a period of not less than two (2) years, it only offers insurance lines unrelated to the insurance lines offered by the Company prior to the Closing.

         10.8 INSURANCE COVERAGES.

         Notwithstanding any time or other limitations on indemnification set forth in Article 9, Seller shall cooperate with Buyer in assuring that the benefits of insurance coverages of the Company's property, business operations and business risks relating to pre-Closing occurrences are made available to the Company, as its interests may appear. Insurance proceeds from such coverages, paid over to the Company, shall result in a corresponding reduction in any related Claim or Loss of Buyer arising out of the Transaction or under this Agreement, whether or not subject to indemnification.

11. TERMINATION

         11.1 TERMINATION. This Agreement may be terminated by mutual consent of Buyer and Seller, or by any party, upon notice to the other parties hereto, in the event of any of the following:

                  11.1.1 in the event that any of the conditions precedent to the performance of the obligations of the party giving such notice shall not have been fulfilled in any material respect and cannot be fulfilled and shall not have been waived by such party, or if a material default shall be made by the other party in the observance or in the due and timely performance of any of the covenants and agreements herein contained that cannot be cured and shall not have been waived by the party giving such notice;

                  11.1.2 in the event of the institution by any governmental authority of litigation or proceedings against Buyer, Seller or the Company to enjoin the transactions contemplated herein;

                  11.1.3 if any consent or approval which is necessary to the Transaction or the continuing business properties or prospects of the Company shall have been refused or withdrawn by any governmental authority having jurisdiction, including, but not limited to, the West Virginia, Ohio and Indiana

Insurance Commissioners or Departments of Insurance, unless such consent or approval is waived by Buyer;

                  11.1.4 by Seller if Buyer has not timely removed its financing contingency as required in Section 7.6; or

                  11.1.5 by Seller if the Closing does not occur before December 31, 2005.

         In the event the Closing does not occur before December 31, 2005, (i) all deposits made by Buyer to Seller under the Exclusivity Agreement shall be deemed earned and shall be the sole and exclusive property of Seller; and (ii) if Buyer makes an additional payment to Seller of $25,000.00, which shall likewise be deemed immediately earned, the deadline for the Closing shall be extended until March 31, 2006. If the Closing has not occurred by such extended date, then Seller shall once again have the right to terminate this Agreement. All deposits described in item (i) above shall be credited against the Purchase Price upon Closing, while the payment in item (ii) shall not be so credited but shall be deemed additional compensation to Seller.

         The foregoing shall not be construed to terminate or otherwise affect any claims any party may have against another party for breach of any obligation arising out of this Agreement.

         11.2 EFFECT OF TERMINATION. In the event this Agreement is terminated pursuant to this Article 11, all of the provisions of this Agreement shall be null and void and of no further force or effect, except for Sections 10.2 and 10.3.

12. MISCELLANEOUS

         12.1   AMENDMENT.   This  Agreement  may  not  be  modified,   amended,
supplemented, canceled or discharged, except by written instrument executed by all of the parties hereto or as otherwise provided herein.

         12.2 WAIVER. No failure to exercise and no delay in exercising, any right, power or privilege under this Agreement shall operate as a waiver, nor shall any single or partial exercise of any right, power or privilege hereunder preclude the exercise of such or any other right, power or privilege. No waiver of any breach of any provision of this Agreement shall be deemed to be a waiver of any preceding or succeeding breach of the same or any other provision, nor shall any waiver be implied from any course of dealing between the parties. No extension of time for performance of any obligations or other acts hereunder or under any other agreement shall be deemed to be an extension of the time for performance of any other obligations or any other acts.

         12.3 NOTICE. All notices, requests, demands, claims and other communications hereunder shall be in writing and shall be deemed given if delivered by certified mail (first class postage pre-paid), guaranteed overnight delivery or facsimile transmission, if such transmission is confirmed by delivery by certified mail (first class postage pre-paid) or guaranteed overnight delivery, to the following addresses and telecopy numbers (or to such other addresses or telecopy numbers which such party shall designate by like notice to the other parties):

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

         If to:

                  The Celina Mutual Insurance Company
                  One Insurance Square
                  Celina, OH 45822
                  Attention:  William W. Montgomery
                  Telecopy Number: 419-586-6068

                  With a copy to:

                  David L. Johnson
                  Taft, Stettinius & Hollister LLP
                  21 E. State Street, 12th Floor
                  Columbus, OH  43215
                  Telecopy Number:  614-221-2007

         If to:

                  NELX, Inc.
                  300 Summers Street, Suite 970
                  Charleston, West Virginia 25301
                  Attention:  John M. Jacobs, President
                  Telecopy Number: 304-342-9726


                  With a copy to:

                  T. Randolph Cox
                  Spilman Thomas & Battle, PLLC
                  300 Kanawha Boulevard, East
                  Charleston, WV  25301
                  Telecopy Number:  304-340-3801


         12.4 SEVERABILITY. In the event any provision of this Agreement or portion thereof is found to be wholly or partially invalid, illegal or unenforceable in any proceeding, then such provision shall be deemed to be modified or restricted to the extent and in the manner necessary to render the same valid and enforceable, or shall be deemed excised from this Agreement, as the case may require, and this Agreement shall be construed and enforced to the maximum extent permitted by law as if such provision had been originally incorporated herein as so modified or restricted or as if such provision had not been originally incorporated herein, as the case may be.

         12.5 ENTIRE AGREEMENT. This Agreement (including the Exhibits and Schedules attached hereto, and other documents delivered at the Closing pursuant hereto), contains the entire understanding of the parties in respect of its subject matter and supersedes all prior agreements and understanding (oral or written) between or among the parties with respect to such subject matter. The Exhibits and Schedules constitute a part of this Agreement as though set forth in full herein.

         12.6 BINDING EFFECT; ASSIGNMENt. The rights and obligations of this Agreement shall bind and inure to the benefit of the parties and their respective successors and permitted assigns. Nothing expressed or implied herein shall be construed to give any other individual or entity any legal or equitable rights hereunder. The rights and obligations of this Agreement may not be assigned or assumed by any party without the prior written consent of the other parties; provided, however, that Seller does hereby acknowledge and consent to the possible reorganization of the Buyer as a corporation organized in the State of Delaware prior to Closing conditioned upon Seller receiving suitable written assurances that said Delaware corporation (a) shall have succeeded to all the assets and liabilities of Buyer, and (b) succeeds to the interest and assumes the obligations of Buyer under this Agreement.

         12.7 HEADINGS AND INTERPRETATION. The headings used in this Agreement have been inserted as a matter of convenience and reference only and shall not control or affect the meaning or construction of this Agreement. All references to the singular shall include the plural, and vice versa, where applicable.

         12.8 THIRD PARTY BENEFICIARIES. Except as specifically provided herein, this Agreement does not and is not intended to create any rights in any person or entity which is not a party to this Agreement.

         12.9 EXPENSES. Each party hereto will pay its own legal, accounting and other fees and expenses incident to the Transaction contemplated hereby, whether or not such Transaction shall be consummated. Each party will be responsible for its own costs relative to the negotiations of such agreements and the preparation of any schedules or ancillary documents and agreements applicable to such party and required by this Agreement, and each party shall be responsible for its own costs relative to its applications and filings with any regulatory authority required to effect the Transaction.

         12.10 SURVIVAL. All covenants, agreements, representations and warranties made herein or in any other agreement, certificate or instrument delivered to either party pursuant to or in connection with this Agreement shall survive the execution and delivery of this Agreement but only to the extent set forth in Section 9.5 of this Agreement. All statements contained in any certificate or other instrument delivered by a party hereunder or in connection herewith shall be deemed to constitute representations and warranties made by such party hereunder and shall be subject to the provisions of Section 9.5 of this Agreement. Such representations and warranties shall survive in full force and effect notwithstanding any investigation by the other party.

         12.11 GOVERNING LAW. This Agreement shall be construed in accordance with the laws of the State of West Virginia.

         12.12 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.



                    [Signatures appear on the following page]

         INTENDING TO BE LEGALLY BOUND, the parties have duly executed this agreement on the day and year first above written.

THE CELINA MUTUAL INSURANCE COMPANY

By:      /s/ William W. Montgomery
         -------------------------

Name:    William W. Montgomery
         ---------------------

Title:   President & CEO
         ---------------



NELX, INC.

By:      /s/ John M. Jacobs
         -------------------

Name:    John M. Jacobs
         --------------

Title:   President
         ---------
















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